UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2022

HealthLynked Corp.

(Exact name of registrant as specified in charter)

Nevada	000-55768	47-1634127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1265 Creekside Parkway, Suite 302, Naples FL 34108

(Address of principal executive offices)

(800) 928-7144

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 13, 2022, HealthLynked Corp. (the “Company”) entered into an offer letter (the “Agreement”) with George O’Leary in his continuing capacity as Chief Financial Officer of the Company. The Agreement is effective as of July 1, 2022 and provides that Mr. O’Leary’s base salary will be $259,000 per year, with annual review and adjustment at the discretion of the Chief Executive Officer and Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), and an annual incentive bonus of 25% of annual salary based on the achievement of the Company of certain financial metrics as approved by the Compensation Committee. In addition, Mr. O’Leary will be eligible for a cash bonus of $50,000 upon the uplisting of the Company and completion of a financing round at the time of uplisting. The Agreement also provides that Mr. O’Leary will receive a grant of 100,000 shares of restricted stock upon execution of the Agreement and additional grants of 100,000 restricted shares on each of July 1, 2023, 2024 and 2025. Mr. O’Leary was also granted 1,200,000 stock options with an exercise price of $0.06, 162,500 of which will be subject to time vesting, and the remainder will be subject to vesting upon the achievement of certain of the Company’s corporate objectives and Mr. O’Leary’s individual objectives, each as outlined in the Agreement.

Mr. O’Leary will receive full healthcare benefits through the Company. If Mr. O’Leary is terminated without cause the Company agrees to provide Mr. O’Leary as severance an amount equal to six (6) months of his base salary.

On October 13, 2022, the Company and Mr. O’Leary entered into a Non-Disclosure, Non-Solicitation and Non-Compete Agreement, effective as of September 20, 2022 (the “Non-Compete Agreement”). In part, the Non-Compete Agreement contains a non-solicitation and non-compete provision which will be in effect for a two-year period following the termination of Mr. O’Leary’s employment relationship with the Company; provided, however, such period is shortened to six (6) months if Mr. O’Leary is terminated without cause.

Mr. O’Leary does not have any family relationships with any of the Company’s other officers or directors.

The foregoing descriptions of the Agreement and the Non-Compete Agreement are not complete and are qualified in their entirety by reference to the full text of the Agreement and the Non-Compete Agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description of Document
10.1	Extension Letter Agreement, by and between HealthLynked Corp. and George O’Leary, dated October 13, 2022.
10.2	Non-Disclosure, Non-Solicitation and Non-Compete Agreement between HealthLynked Corp. and George O’Leary, dated October 13, 2022
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHLYNKED CORP.

Date: October 19, 2022	/s/ Dr. Michael Dent
Dr. Michael Dent
Chief Executive Officer

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